EXHIBIT 5.1

6th August 1998

RenaissanceRe Holdings Ltd.
48 Church Street
Hamilton HM 12
Bermuda


Dear Sirs:

RE: RenaissanceRe Holdings Ltd. (the "Company") and common shares of the Company of US$1.00 par value each ("Common Shares")

We have acted as your Bermuda counsel in connection with the Registration Statement ("Registration Statement") on Form S-8, filed with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Act") of the United States of America, with respect to the registration of 100,000 shares (the "Directors Plan Shares") authorized to be sold under the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan (the "Directors Plan") and 50,000 Common Shares (the "Option Shares" and, together with the Directors Plan Shares, the "Shares") which are authorized to be issued upon exercise of options granted under the Nobel Insurance Limited Incentive Stock Option Plan (the "Incentive Plan").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and originals or copies of the memorandum of association and amended and restated bye-laws of the Company. We have also examined such certificates of directors and officers of the Company, minutes of meetings of directors of the Company and such other certificates, agreements, instruments and documents in Bermuda as we have deemed necessary in order to render the opinions set forth below.


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RenaissanceRe Holdings Ltd
6th August, 1998
Page 2


We have assumed:

(i) The genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us;

(ii) The accuracy and completeness of all factual representations and warranties made in the documents, and of the minutes and the draft minutes of meetings of directors and of shareholders of the Company, examined by us; and

(iii) That there is no provision of the law of any jurisdiction, other than Bermuda, which should have any implication in relation to the opinions expressed herein.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing we are of the opinion that all of the Shares have been duly authorised and, when issued, in the case of the Directors Plan Shares, in accordance with the terms of the Directors Plan, and in the case of the Option Shares, in accordance with the obligations of the Company under Section 4.8 of the Stock Purchase Agreement among RenaissanceRe Holdings Ltd., Renaissance U.S. Holdings Inc., Nobel Insurance Limited and Nobel Holdings, Inc. dated December 19, 1997, and duly paid for, will be validly issued and fully paid and as such be non-assessable; no personal liability will attach to the holders of such Common Shares solely by reason of ownership thereof.

Our reservation with respect to the foregoing opinion is as follows:

"Non-assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non-assessable" (see above) we mean with respect to the shareholders of the company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between that company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of that company after the date upon which they became such shareholders, if and so far as the alteration requires them to take or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.


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RenaissanceRe Holdings Ltd
6th August, 1998
Page 3


We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

Yours faithfully

/s/ CONYERS DILL & PEARMAN